Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-06065, 333-32301, 333-60343, 333-42840, 333-91588, 333-114229 and 333-121838), Form S2 (No. 333-114247) and Form S-3 (Nos. 333-11457, 333-36057, 333-46087, 333-86193, 333-49466, 333-64864, 333-102485 and 333-118841) of Cellegy Pharmaceuticals, Inc. of our report dated March 28, 2005 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 28, 2005